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                                                                     EXHIBIT 1.1



                             NOVELLUS SYSTEMS, INC.

                              3,860,000 Shares(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                               February 24, 1999


HAMBRECHT & QUIST LLC
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

        Novellus Systems, Inc., a California corporation (herein called the Company), proposes to issue and sell 3,860,000 shares of its authorized but unissued Common Stock, no par value (herein called the Common Stock, said 3,860,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to you, the Underwriter, an option to purchase up to 579,000 additional shares of Common Stock (herein called the Option Stock and with the Underwritten Stock herein collectively called the Stock) solely to cover over-allotments. The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned. Capitalized terms used herein without definition have the respective meanings specified in the Prospectus. The Company hereby confirms the agreements made with respect to the purchase of the Stock by you.

        1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-3 (No. 333-48037), including the related Base Prospectus (as hereinafter defined), for

----------
(1) Plus an option to purchase from the Company up to 579,000 additional shares to cover over-allotments.


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the registration under the Securities Act of 1933, as amended (herein called the
Securities Act) of the Stock (and certain other securities). Copies of the such registration statement and of each amendment thereto, if any, including the related Base Prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been made available to you.

        Such registration statement, dated May 13, 1998, has been declared effective by the Commission and, as amended through the date hereof, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement." The prospectus contained in the Registration Statement at the time that the Registration Statement first became effective is hereinafter referred to as the "Base Prospectus"; and the prospectus supplement specifically relating to the offer and sale of the Stock in the form as filed with the Commission and used to confirm the sale of Stock is hereinafter referred to as the "Prospectus Supplement." The term "Prospectus" means the Base Prospectus and the Prospectus Supplement. The Registration Statement and the Prospectus shall include, in each case, all exhibits and schedules thereto and the documents incorporated therein by reference. The terms "supplement" and "amendment" or "amend" as used in this Agreement with respect to the Registration Statement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Act of 1934, as amended, and the rules and regulations of the Commission thereunder (herein called the Exchange Act) that are deemed to be incorporated by reference in the Registration Statement and the Prospectus.

        The Registration Statement has been declared effective under the Securities Act, and, other than a post-effective amendment filed pursuant to Rule 424(b)(3) under the Securities Act, on June 19, 1998, no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of the Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

               (a) The Company hereby represents and warrants as follows:

                      (i) Each of the Company and its material subsidiaries has
               been duly incorporated and is validly existing as a corporation in good



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               standing, with respect to those subsidiaries incorporated under the laws of the United States, under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

                      (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement or the Prospectus.

                      (iii) The Prospectus and Registration Statement, as
               originally filed or as part of any amendment thereto and filed pursuant to Rule 424, including without limitation Rule 415, under the Act, complied when so filed in all material respects with the Securities Act. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the Exchange Act; on the date when declared effective by the Commission (herein called the Effective Date), the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus as of the dates thereof did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements



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               therein, in the  light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by the Underwriter for use in the Registration Statement or the Prospectus.

                      (iv) The authorized capital stock of the Company consists
               of 10,000,000 shares of Preferred Stock, none of which are outstanding, and 80,000,000 shares of Common Stock, no par value, of which there are outstanding 38,742,302 shares (including the Underwritten Stock plus the number of shares of Option Stock, if any, issued on the date hereof, as of close of business on February 23, 1999); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the shares of such capital stock outstanding prior to the issuance of the Stock have been duly and validly issued and are fully paid and nonassessable; all outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws, as applicable, and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights; and no preemptive rights of, or rights of refusal exist with respect to the Stock, or the issue and sale thereof, pursuant to the Restated Articles of Incorporation or Bylaws of the Company, and there are no contractual or statutory preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock; except as described in the Prospectus, there are no options (other than options issued pursuant to the Company's existing stock option plans), warrants or other rights to purchase, agreements to issue or other rights to convert any obligations into shares of capital stock of the Company or any of its subsidiaries;

                      (v) All of the issued shares of capital stock of each
               subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, directly or indirectly, by the Company, free and clear of any security interest, lien, encumbrance, equity, claim or adverse interest of any nature;



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                      (vi) The Stock, when issued and sold to the Underwriter as provided herein, will be duly and validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock by the Company, as contemplated herein.

                      (vii) The Company and each of its subsidiaries own or
               possess valid licenses or other rights to use all patents, patent rights, inventions, trade secrets, copyrights, trademarks, service marks, trade names, technology and know-how (herein called Intellectual Property) currently employed by them in connection with their business as currently conducted and as described in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with (and neither the Company nor any of its subsidiaries knows of any infringement or conflict with) asserted rights of others with respect to any Intellectual Property that is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole. The discoveries, inventions, products or processes of the Company and its subsidiaries referred to in the Prospectus do not, to the Company's knowledge, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process that is the subject of a patent application filed by any third party, that could have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as disclosed in the Prospectus.

                      (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriter.

                      (ix) All outstanding shares of Common Stock held by
               officers, directors, and all securities convertible into or exercisable or exchangeable for Common Stock, are subject to valid, binding and enforceable agreements (herein called the Lock-up Agreements) that restrict the holders thereof from selling, making any short sale of, granting any



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               option for the purchase of, or otherwise transferring or
               disposing of, any of such shares of Common Stock, or any such securities convertible into or exercisable or exchangeable for Common Stock, for a period of 90 days after the date of the Prospectus without the prior written consent of Hambrecht & Quist LLC.

                      (x) The schedules of backlog to be provided to counsel for the Underwriter accurately reflects, in all material respects, the backlog of the Company as of December 30, 1998 and the date hereof, subject to the qualifications and limitations specified therein.

                      (xi) Except as to defaults which individually or in the
               aggregate would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries is in violation of any provision of its Restated Articles of Incorporation or Bylaws or other organizational documents nor is the Company or any of its subsidiaries (or to the Company's knowledge any other party) in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and to the Company's knowledge, there does not exist any state of facts which constitutes an event of default on the part of the Company or any such subsidiary as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

                      (xii) There are no franchises, contracts, leases or
               documents which are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required; the franchises, contracts, leases and documents so described in the Prospectus (assuming due authorization, execution and delivery by and enforceability against the parties thereto, other than the Company) are in full force and effect on the date hereof;

                      (xiii) The Company has not been advised, and has no reason to believe, that either it or any of its subsidiaries is not conducting business in compliance with all applicable laws, rules and regulations of the



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               jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                      (xiv) This Agreement and the transactions contemplated
               herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws; (ii) as may be limited by applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights; and (iii) as may be limited by general principles of equity.

                      (xv) The Common Stock is listed and duly admitted to
               trading on the Nasdaq National Market, and the Stock to be issued and sold by the Company will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

                      (xvi) The conditions for use of Form S-3 in effect on the
               date hereof and as set forth in this Form prior to October 21, 1992, as set forth in the General Instructions thereto, have been satisfied.

                      (xvii) Except as disclosed in the Prospectus and
               Registration Statements, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or, to the knowledge of the Company, contemplated against the Company or any of its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, could have a material adverse effect on the condition (financial or other), results of operations, business or properties of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Prospectus.

                      (xviii)The Company has not taken and will not take,
               directly or indirectly, any action designed to cause or result in, or which constituted



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               or which might reasonably be expected to constitute, the
               stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Stock.

                      (xix) The consolidated financial statements, including the notes thereto, and supporting schedules incorporated by reference into the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations for the periods specified.

                      (xx) Except as described in the Prospectus or as validly
               waived or satisfied, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Stock contemplated hereby.

                      (xxi) The Company and its subsidiaries have filed all
               necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by them; and there is no tax deficiency that has been, or to the knowledge of the Company is reasonably likely to be, asserted against the Company, any of its subsidiaries or any of their respective properties or assets that would materially and adversely affect the financial position, business or operations of the Company and its subsidiaries taken as a whole.

        3. PURCHASE OF THE STOCK BY THE UNDERWRITER.

               (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 3,860,000 shares of the Underwritten Stock to the Underwriter and the Underwriter agrees to purchase from the Company such shares of Underwritten Stock. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the Underwriter shall be $66.15 per share. The obligation of the Underwriter to the Company shall be to purchase from the Company all such shares of the Underwritten Stock.

               (b) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company



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grants an option to the Underwriter to purchase, up to 579,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriter shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriter and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the Underwriter is exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by the Underwriter shall be the total number of shares of the Option Stock elected to be purchased by the Underwriter, pursuant to the exercise of the option.

        4. OFFERING BY UNDERWRITER.

               (a) The terms of the public offering by the Underwriter of the Stock to be purchased shall be as set forth in the Prospectus. The Underwriter may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

               (b) The information set forth under "Underwriting" in the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriter) constitutes the only information furnished by the Underwriter to the Company for inclusion in the Prospectus, and you represent and warrant to the Company that the statements made therein are correct.

        5. DELIVERY OF AND PAYMENT FOR THE STOCK.

               (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(b) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment are herein called the Closing Date.




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               (b) If the option granted by Section 3(b) hereof shall be
exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Skadden, Arps, Slate, Meagher & Flom LLP, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

               (c) Payment for the Stock purchased from the Company by federal wire transfer of funds to the Company's designated account. Such payment shall be made upon delivery of certificates for the Stock to you against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriter for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

        6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b), the Prospectus Supplement containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

               (b) The Company will promptly notify the Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of



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such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

               (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of any post-effective amendment to the Registration Statement made in connection with the transactions contemplated hereunder and will also deliver to you a conformed copy of the Registration Statement, as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective (together with, in each case, all exhibits thereto unless previously furnished to you), (ii) as promptly as possible deliver to you at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer, likewise send to the Underwriter as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

               (d) If at any time during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriter, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriter and during such period, the Underwriter shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriter such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriter and all dealers to whom any of the Stock may be sold by the Underwriter to use the Prospectus, as from time to time amended or supplemented, in connection



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with the sale of the Stock in accordance with the applicable provisions of the
Securities Act and the applicable rules and regulations thereunder for such period.

               (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

               (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

               (g) During a period of five years commencing with the date hereof, the Company will furnish to you, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission.

               (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Closing Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

               (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement and the Prospectus, (ii) the furnishing to the Underwriter of copies of any Prospectus required by paragraph (c) of this
Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriter, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you of the reports and information referred to in



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paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

               (j) The Company agrees to reimburse you, for your account, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for you) paid by or for your account or your counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

               (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve you from the payment of the expenses and costs which the Company hereby agrees to pay and shall not affect any agreement which the Company may make, or may have made, for the sharing of any such expenses and costs.

               (l) The Company hereby agrees that, without the prior written consent of Hambrecht & Quist LLC, the Company, will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriter, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriter pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, and (C) options to purchase Common Stock granted under the Option Plans.

               (m) The Company agrees to use its best efforts to cause all directors and officers to agree that, without the prior written consent of Hambrecht & Quist LLC, such person or entity will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriter, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire



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Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

               (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

        7. INDEMNIFICATION AND CONTRIBUTION.

               (a) The Company agrees to indemnify and hold harmless the Underwriter and each person (including each partner or officer thereof) who controls the Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse the Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of the

Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (2) the indemnity agreement contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors and each person (including each partner or officer thereof) who controls the Company within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of the Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of the Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

               (c) Each party indemnified under the provision of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through
(c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

               (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriter, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

        The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph
(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), the Underwriter shall not be required to contribute any amount in excess of the aggregate underwriting discount applicable to the Stock purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

               (e) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

        8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriter's reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system,
(iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriter's reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriter's reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriter and no liability of the Underwriter to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

        9. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Stock shall be subject to the performance by the Company of all its respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

               (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter.

               (c) You shall have received from Morrison & Foerster, LLP, counsel for the Company, an opinion, addressed to the Underwriter and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriter and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

               (d) You shall be satisfied that (i) as of the Closing Date and the date hereof, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading,
(ii) since the date hereof, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries has any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and
(viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

               (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

               (f) You shall have received from Ernst & Young LLP, a letter or letters (herein called the Original Letter), addressed to the Underwriter as of the date hereof stating that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and covering such procedures as are customary for a transaction of this type and such procedures as you or your counsel shall request, and carried out to a date not more than three business days prior to the date hereof.

               (g) You shall have received from Ernst & Young LLP, a letter or letters, addressed to the Underwriter and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their Original Letter, but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

               (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

               (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

               (j) On or prior to the Closing Date, you shall have received from all of the Company's directors and officers agreements, in form reasonably satisfactory to you, stating that without the prior written consent of Hambrecht & Quist LLC on behalf of the Underwriter, such person or entity will not, for a period of 90- days following the commencement of the public offering of the Stock by the Underwriter, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

        All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriter, shall be satisfied that they comply in form and scope.

        In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriter, the Company will reimburse the Underwriter severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

        10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement, and any amendments thereto, shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

        In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof.

        11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to their other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriter for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

        12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, and the Underwriter and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the Under-writer) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from the Underwriter.

        13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriter, shall be mailed, telegraphed or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California 94301 Attention: Gregory
C. Smith; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 3970 North First Street, San Jose, California 95134, Attention:
Robert Smith, with a copy to Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, California 94304, Attention: William Sherman. All notices given by telegraph shall be promptly confirmed by letter.

        14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs
(l) and (m) of Section 6 hereof shall be of no further force or effect.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

        Please sign and return to the Company in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and you in accordance with its terms.


Very truly yours,


NOVELLUS SYSTEMS, INC.




By   /s/ Robert H. Smith
   ------------------------------------
          Chief Financial Officer





The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC




By   /s/ William R. Timken
    -----------------------------------
         Managing Director

                                     ANNEX A

         MATTERS TO BE COVERED IN THE OPINION OF MORRISON & FOERSTER LLP
                             COUNSEL FOR THE COMPANY


        1. The Company and its substantial subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of California, are duly qualified to transact business as corporations and in good standing in each state of the United States of America in which their ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the company and its subsidiaries, taken as a whole) and have full corporate power and authority to own or lease their properties and conduct their business as described in the Registration Statement; each of the Company's foreign substantial subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation ; all the issued and outstanding capital stock of each of the Company's substantial subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by the Company free and clear of all liens, encumbrances and security interests, and to the knowledge of such counsel, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the substantial subsidiaries are outstanding;

        2. The authorized capital stock of the Company consists of 10,000,000 shares of Preferred Stock, of which there are no shares outstanding, and 80,000,000 shares of Common Stock, no par value, of which there are outstanding 38,742,302 shares (including the Underwritten Stock plus the number of shares of Option Stock issued on the date hereof); proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal exist with respect to the Stock, or the issue and sale thereof, pursuant to the Restated Articles of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock; except as set forth in the Prospectus, to such counsel's knowledge, there are no options, warrants, rights, agreements or understandings to purchase or acquire any securities of the Company or its subsidiaries (other than options issued pursuant to the Company's existing stock option plans).

        3. The Registration Statement is effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

        4. As of its effective date, the Registration Statement, and as of the date of the Prospectus (except as to the financial statements, schedules, footnotes and other financial data derived therefrom and contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act and with the rules and regulations of the Commission thereunder;

        5. Such counsel have no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data derived therefrom and contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data derived therefrom and contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

        6. The information required to be set forth in the Registration Statement in answer to Item 10 (insofar as it relates to such counsel) of Form S-3 is to such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Item;



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

        7. Such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required or incorporated by reference;

        8. The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

        9. The issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Restated Articles of Incorporation or Bylaws of the Company or, to our knowledge, any agreement or instrument known to such counsel to which the Company or any of its substantial subsidiaries is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, except to the extent such conflict or breach of such instrument, order, writ, injunction or decree would not have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole;

        10. To our knowledge, no holders of securities of the Company have rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company;

        11. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters; and

        12. The Stock issued and sold by the Company has been authorized for listing on the Nasdaq National Market.

                      ------------------------------------

        Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of California, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Underwriter and to counsel for the



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
Underwriter and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.


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